Exhibit 10.2

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 16, 2021, and effective in accordance with Section 3 below, by and among THE SHYFT GROUP, INC. (f/k/a SPARTAN MOTORS, INC.) (the “Company”), THE SHYFT GROUP GLOBAL, INC. (f/k/a SPARTAN MOTORS GLOBAL, INC.), UTILIMASTER SERVICES, LLC, THE SHYFT GROUP USA, INC. (f/k/a SPARTAN MOTORS USA, INC.) and FORTRESS RESOURCES, LLC (collectively, with the Company, the “Borrowers”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders referred to below and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (“Administrative Agent”).

STATEMENT OF PURPOSE:

WHEREAS, the Borrowers, certain financial institutions party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of August 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed, to amend the Existing Credit Agreement as more specifically set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.         Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

Section 2.         Amendment to Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that:

(a)    Section 1.01 of the Existing Credit Agreement is amended to insert the following new definitions in the appropriate alphabetical order therein to read as follows:

““Permitted Receivables Sale Transaction” means customary invoice discounting, receivables sale transactions or similar arrangements consistent with industry practice involving the sale of Receivables that is structured as a “true sale”, without recourse to the Borrowers and their Subsidiaries (except for customary representations, warranties, covenants and indemnities made in connection therewith or as is otherwise customary (as determined by the Company in good faith) for such transactions and does not provide recourse to any Borrower and its Subsidiaries for credit risk of the account parties on such Receivable), to a counterparty pursuant to an accelerated payment program that is not entered into as part of an accounts receivable securitization transaction or any revolving credit or term loan financing transaction and that provides for payment to any Borrower or one of its Subsidiaries on account of such Receivables prior to the date that such Receivables would otherwise be due; provided that (a) the portion of the purchase price with respect to any Receivable that must be paid in cash shall not be less than 96% (or such lesser percentage as the Administrative Agent may reasonably determine) of the original invoiced amount of such Receivable, (b) such arrangement shall be on arm’s length terms that are fair and reasonable to the Borrowers and their Subsidiaries (as determined in good faith by the Company) and (c) the aggregate book value of all Receivables that have been sold (or otherwise subjected to such arrangement) by the Borrowers and their Subsidiaries and that remain outstanding shall not at any time exceed $10,000,000.

“Receivables” means accounts receivable of the Company or any of its Subsidiaries arising in the ordinary course of business from the sale of goods or services, including any thereof constituting or evidenced by chattel paper, instruments, accounts (as defined in the UCC) or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral (including all general intangibles, documents, instruments and records) related thereto that are customarily transferred in connection with a receivables facility or similar monetization of such assets.”

(b)    Section 2.05(a) of the Existing Credit Agreement is amended and restated to read as follows:

“General. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, (iii) the aggregate principal amount of outstanding Floorplan Swingline Loans exceeding $5,000,000 (the “Floorplan Swingline Commitment”), and (iv) the aggregate principal amount of outstanding W/C Swingline Loans exceeding $5,000,000; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Notwithstanding anything herein to the contrary, for purposes of determining the amount of the Loans and Letters of Credit that may be made under this Agreement, the Administrative Agent may assume that the aggregate amount of the Swingline Loans made by the Swingline Lender is $10,000,000, absent a written agreement to the contrary among the Company, the Swingline Lender and the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and re-borrow Swingline Loans.”

(c)    Section 6.01 of the Existing Credit Agreement is amended to delete “and” at the end of clause (h), re-letter existing clause (i) to clause (j), and to insert a new clause (i) to read as follows:

“(i)         Indebtedness incurred in the ordinary course of business owing to a Manufacturer, or any other manufacturer of motor vehicles approved by the Administrative Agent in writing, to finance the acquisition by a Borrower or its Subsidiaries of Vehicles pursuant to a customary floorplan arrangement (such arrangement, a “Floorplan Arrangement”) in an aggregate principal amount not exceeding $30,000,000 at any time outstanding; and”

(d)    Section 6.02 of the Existing Credit Agreement is amended to delete “and” at the end of clause (e), re-letter existing clause (f) to clause (h), and to insert new clauses (f) and (g) to read as follows:

“(f)         Liens on Vehicles and any assets related thereto that are customarily subject to a Lien pursuant to a Floorplan Arrangement (as determined by the applicable Borrower in good faith) securing Indebtedness permitted under Section 6.01(i); provided that (i) the Indebtedness secured thereby does not exceed the cost of acquiring such Vehicles and related assets and (ii) such security interests shall not apply to any other property or assets of any Borrower or any Subsidiary;

(g)         Liens on Receivables incurred in connection with any Permitted Receivables Sale Transaction; and”

(e)    Section 6.08 of the Existing Credit Agreement is amended to replace “and” at the end of clause (iv) with a comma, insert “and” at the end clause (v), and to insert a new clause (vi) to read as follows:

“(vi) the foregoing shall not apply to customary restrictions contained in documentation governing a Permitted Receivables Sale Transaction.”

(f)    Section 6.09 of the Existing Credit Agreement is amended to delete “and” at the end of clause (i), re-letter existing clause (j) to clause (k), and to insert a new clause (j) to read as follows:

“(j)         the sale of Receivables prior to their stated due dates in connection with Permitted Receivable Sale Transactions; and”

(g)    Section 8.09(a)(i) of the Existing Credit Agreement is amended to delete “or” at the end of clause (B), re-letter existing clause (C) to clause (D), and to insert a new clause (C) to read as follows:

“(C) on Receivables that are sold as part of any Permitted Receivables Sale Transaction or”

(h)    Section 8.09(a)(ii) of the Existing Credit Agreement is amended and restated to read as follows:

“to release or subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 6.02(d) or Section 6.02(f); and”

Section 3.         Conditions to Effectiveness. This Amendment shall be deemed to be effective upon the Administrative Agent’s receipt of this Amendment duly executed by each of the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders (such date, the “Amendment Effective Date”).

Section 4.         Representations and Warranties. By its execution hereof, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof after giving effect to this Amendment:

(a)         each of the representations and warranties made by the Borrowers in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

(b)         it has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and to perform and observe the provisions of this Amendment;

(c)         this Amendment has been duly authorized and approved by such Borrower’s board of directors or other governing body, as applicable, and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)         the execution, delivery and performance of this Amendment do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien upon any assets or property of any of the Borrowers, or any of their respective Subsidiaries, under the provisions of, such Borrower’s or such Subsidiary’s organizational documents or any material agreement to which such Borrower or Subsidiary is a party; and

(e)         no Unmatured Default or Event of Default has occurred and is continuing as of the date of this Amendment or will exist after giving effect to this Amendment.

Section 5.         Effect of this Amendment. On and after the Amendment Effective Date, references in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand.

Section 6.         Costs and Expenses. The Borrowers hereby reconfirm their obligations pursuant to Section 9.03 of the Credit Agreement to pay and reimburse the Administrative Agent and its Affiliates in accordance with the terms thereof.

Section 7.         Acknowledgments and Reaffirmations. Each Loan Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remains in full force and effect and is hereby ratified and confirmed.

Section 8.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.         Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 10.         Electronic Transmission. Delivery of this Amendment by facsimile or pdf shall be effective as delivery of a manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile or pdf shall be promptly followed by the original thereof.

Section 11.         Entire Agreement. This Amendment is the entire agreement, and supercedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWERS:

THE SHYFT GROUP, INC. THE SHYFT GROUP GLOBAL, INC. UTILIMASTER SERVICES, LLC THE SHYFT GROUP USA, INC. FORTRESS RESOURCES, LLC

By:	/s/ Jonathan C. Douyard
Name: Jonathan C. Douyard Title: Treasurer

GUARANTORS:

THE SHYFT GROUP UPFIT SERVICES, INC. THE SHYFT GROUP GTB, LLC ROYAL AT MCCLELLAN PARK LLC THE SHYFT GROUP DURAMAG LLC

By:	/s/ Jonathan C. Douyard
Name: Jonathan C. Douyard Title: Treasurer

The Shyft Group, Inc.
Sixth Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swingline Lender, an Issuing Bank and Lender

By:	/s/ Dustin Sentz
Name: Dustin Sentz Title: Vice President

The Shyft Group, Inc.
Sixth Amendment to Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Michael Hall
Name: Michael Hall Title: Authorized Officer

The Shyft Group, Inc.
Sixth Amendment to Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Scott Neiderheide
Name: Scott Neiderheide Title: Senior Vice President

The Shyft Group, Inc.
Sixth Amendment to Credit Agreement
Signature Page